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                                                                   EXHIBIT 23(A)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-94124 on Form S-8 and 33-94116 on Form S-3 of Malan Realty Investors, Inc. of our report dated January 31, 2001, appearing in this Annual Report on Form 10-K of Malan Realty Investors, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP
Detroit Michigan
March 28, 2002